Exhibit 4.1

South Bow Canadian Infrastructure Holdings Ltd.,

as Issuer

and

The Guarantors Party Hereto

and

The Bank of New York Mellon,

as U.S. Trustee

and

BNY Trust Company of Canada,

as Canadian Trustee

INDENTURE

Dated as of August 28, 2024

i

South Bow Canadian Infrastructure Holdings Ltd.

Reconciliation and Tie between Trust Indenture Act of 1939 and Indenture, dated as of August 28, 2024.

§ 310(a)(1)	7.11
(a)(2)	7.11
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.11
(b)	7.11
§ 311(a)	7.12
(b)	7.12
§ 312(a)	2.06
(b)	10.04
(c)	10.04
§ 313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06
(d)	7.06
§ 314(a)	4.02, 4.03
(b)	Not Applicable
(c)(1)	10.05
(c)(2)	10.05
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.06
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.14
§ 316(a)	2.10
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(a)(2)	Not Applicable
(b)	6.08
(c)	9.05
§ 317(a)(1)	6.03
(a)(2)	6.04
(b)	2.05
§ 318(a)	10.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture, dated as of August 28, 2024, by and among South Bow Canadian Infrastructure Holdings Ltd., a corporation existing under the laws of Canada (the “Issuer”), 15142083 Canada Ltd., a corporation incorporated under the laws of Canada, as guarantor (the “Holdco Guarantor”), 6297782 LLC, a Delaware limited liability company, as guarantor (the “Guarantor Party”), BNY Trust Company of Canada, a trust company existing under the laws of Canada, as the Canadian trustee (the “Canadian Trustee”), and The Bank of New York Mellon, a New York banking corporation, as the United States trustee, paying agent, registrar and transfer agent (the “U.S. Trustee”). The Canadian Trustee and the U.S. Trustee are each also individually referred to in this Indenture as a “Trustee” and collectively, as the “Trustees”.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. Unless otherwise expressly provided in any Officer’s Certificate of the Issuer, any supplemental indenture hereto or any Board Resolution of the Issuer with respect to any Series of Securities, the terms set forth in this Article 1 shall have the meanings assigned to them in this Article 1.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, co-agent, co-registrar or Notice Agent.

“Attributable Debt” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the U.S. Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the U.S. Trustee shall constitute a sufficient publication of such notice.

“Below Investment Grade Rating Event” means, in respect of a Series of Securities, that the Securities of such Series are downgraded and rated below Investment Grade by at least two of the Rating Agencies (the “Required Threshold”) on any date from the date of the public notice by the Issuer of an arrangement that results in a Change of Control until the end of the 60-day period following public notice by the Issuer of the occurrence of a Change of Control (which period will be extended so long as the rating of the Securities of such Series is under publicly announced review for possible downgrade by such number of Rating Agencies which, together with Rating Agencies which have already lowered their ratings on the Securities of such Series as aforesaid, would aggregate in number the Required Threshold, but only to the extent that, and for so long as, a Change of Control Triggering Event would result if such downgrade were to occur); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event), if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the U.S. Trustee in writing at its request that the reduction was primarily the result of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means, with respect to a Guarantor, the Board of Directors of such Guarantor, or a duly authorized committee thereof.

“Board of Managers” means the Board of Managers of the Issuer, or a duly authorized committee thereof.

“Board Resolution” means: (i) with respect to a Guarantor, a copy of a resolution certified by an Officer of such Guarantor to have been duly adopted by such Guarantor’s Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the U.S. Trustee; and (ii) with respect to the Issuer, a copy of a resolution certified by an Officer of the Issuer to have been duly adopted by the Board of Managers and to be in full force and effect on the date of the certificate, and delivered to the U.S. Trustee.

“Business Day” means, unless otherwise provided by Board Resolution of the Issuer, Officer’s Certificate of the Issuer or supplemental indenture hereto for a particular Series of Securities, each day which is not a Legal Holiday.

“Canadian Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties and obligations of trustees under trust indentures and of bodies corporate issuing or guaranteeing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, and at the date of this Indenture includes the applicable provisions of the Loan and Trust Corporations Act (Alberta), the Trust and Loan Companies Act (Canada) and the Canada Business Corporations Act and any statute that may be substituted therefor, as from time to time amended, and any other statute of Canada or a province thereof, including the regulations under any such statute.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change in Tax Law” means (a) any amendment to, clarification of, or change, including any announced prospective change, in, the laws or treaties (or any regulations or rulings promulgated thereunder) of Canada, the United States or any political subdivisions or taxing authorities thereof or therein, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation (collectively, an “administrative action”), (c) any amendment to, clarification of, or change in the official position or the interpretation of, any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, or (d) a threatened challenge asserted in writing in connection with a tax audit of the Issuer, any of its subsidiaries, or a Guarantor making payments under or with respect to the Securities of any Series or the Guarantee, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities of any Series, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after August 28, 2024.

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, of all or substantially all of the assets of the Holdco Guarantor and its Subsidiaries, taken as a whole, or of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Issuer or one or more of its Subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any Affiliate of the Issuer, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting securities of the Issuer, of more than 50% of the outstanding voting securities of the Holdco Guarantor, or of more than 50% of the outstanding voting securities of the Parent Guarantor, measured by voting power rather than number of shares; or

(3) the adoption of a plan relating to the liquidation, dissolution or winding-up of the Issuer, of the Holdco Guarantor or of the Parent Guarantor.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Consolidated Net Tangible Assets” of any Person means, at any date of determination, the total amount of assets of such Person and its consolidated Subsidiaries after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of such Person and its consolidated Subsidiaries for such Person’s most recently completed fiscal quarter, prepared in accordance with GAAP.

“Corporate Trust Office” means the office of a Trustee designated by such Trustee at which at any particular time its corporate trust business shall be administered, which office on the date hereof is located at 240 Greenwich Street, 7th Floor East, New York, New York 10286, Attn: Corporate Trust Administration, in the case of the U.S. Trustee, and at 1 York Street, 6th floor, Toronto, Ontario M5J 0B6, Attn: Corporate Trust Administrator, in the case of the Canadian Trustee.

“Debt” of any Person as of any date means, without duplication, all indebtedness of such Person in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments and any guarantee of the foregoing.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Registered Global Securities, the Person designated as Depositary for such Series by the Issuer, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Dollars” means the currency of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.

“Foreign Government Obligations” means with respect to Securities of any Series that are denominated in a Foreign Currency, (i) direct obligations of the government that issued or caused to be issued such currency (or which recognizes such currency as lawful in its jurisdiction) for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Guarantee” means the guarantee of the Guarantors as provided in Article 12 and as may be endorsed on a Security authenticated and delivered pursuant to this Indenture and which shall include the provisions set forth in Article 12 and all other obligations and covenants of the Guarantors contained in this Indenture and any Securities.

“Guarantor Party” means the party named as such above until a successor replaces it and thereafter means the successor.

“Guarantors” means, collectively, the Guarantor Party, the Holdco Guarantor and any Parent Guarantor. For greater certainty, if, at any time, there shall be no Parent Guarantor, then “Guarantor”, “Guarantors” and any reference to “the Guarantors” shall mean the Holdco Guarantor and the Guarantor Party.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Register.

“Indenture” means this Indenture as originally executed and delivered and as supplemented or amended from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“Interest,” with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Investment Grade” means (1) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); (2) a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); (3) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and (4) the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer.

“Issuer” means the party named as such above until a successor replaces it and thereafter means the successor.

“Issuer Order” means a written order signed in the name of the Issuer by two Officers of the Issuer and delivered to the U.S. Trustee.

“Issuer Request” means a written request, signed in the name of the Issuer by an Officer of the Issuer, and delivered to the U.S. Trustee.

“Maturity,” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“MJDS” means the U.S./Canada Multijurisdictional Disclosure System adopted by the SEC and Canadian securities regulators.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Recourse Debt” means any indebtedness, liability or other obligations (including Purchase Money Obligations), and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another Person and, in each case, incurred or assumed to finance or refinance the creation, construction, development or acquisition, directly or indirectly, of assets and any increases in or extensions, renewals or refunding of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof (or any agent, trustee, receiver or other Person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations) or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings) to the assets directly or indirectly created, constructed, developed or acquired in respect of which such indebtedness, liabilities and obligations have been incurred or assumed and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral or proceeds arising from or connected with the assets directly or indirectly created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse.

“Officer” means: (i) with respect to a Guarantor, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such Guarantor; and (ii) with respect to the Issuer, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Issuer.

“Officer’s Certificate” means: (i) with respect to a Guarantor, a certificate signed by an Officer of such Guarantor, and delivered to the U.S. Trustee; and (ii) with respect to the Issuer, a certificate signed by an Officer of the Issuer, and delivered to the U.S. Trustee.

“Opinion of Counsel” means a written opinion of legal counsel who is reasonably acceptable to the U.S. Trustee. The counsel may be an employee of, or counsel to, the Issuer, a Trustee or a Guarantor, as the case may be.

“Parent Guarantor” means any Person of whom the Issuer is a direct or indirect Subsidiary, which Person has guaranteed the Guaranteed Obligations pursuant to Article 12 hereof, until a successor replaces it and thereafter means the successor.

“Permitted Lien” means:

(1) liens upon rights-of-way for pipeline purposes;

(2) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of the Issuer and its Subsidiaries, the Holdco Guarantor and its Subsidiaries or the Parent Guarantor and its Subsidiaries, as applicable;

(3) rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of the Issuer, the Holdco Guarantor, the Parent Guarantor or any Subsidiary or the use thereof or the rights and interests of the Issuer, the Holdco Guarantor, the Parent Guarantor or any Subsidiary therein, in any manner under any and all laws;

(4) rights reserved to the grantors of any properties of the Issuer, the Holdco Guarantor, the Parent Guarantor or any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(5) any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not more than 60 days past due or which is being contested at the time by the Issuer, the Holdco Guarantor, the Parent Guarantor or any of their Subsidiaries in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

(6) any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(7) liens for taxes and assessments which are (a) for the then-current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by the Issuer, the Holdco Guarantor, the Parent Guarantor or any of their Subsidiaries in good faith by appropriate proceedings;

(8) liens of, or to secure performance of, leases, other than capital leases;

(9) any lien in favor of the Issuer, the Holdco Guarantor, the Parent Guarantor or any Subsidiary;

(10) any lien upon any property or assets of the Issuer, the Holdco Guarantor, the Parent Guarantor or any Subsidiary in existence on the date of the initial issuance of any Securities;

(11) any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(12) liens in favor of any Person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute, provided that such obligations do not constitute Debt; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;

(13) any lien upon any property or assets created at the time of acquisition of such property or assets by the Issuer, the Holdco Guarantor, the Parent Guarantor or any of their Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of, or within one year after the date of such acquisition;

(14) any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(15) any lien upon any property or assets existing thereon at the time of the acquisition thereof by the Issuer, the Holdco Guarantor, the Parent Guarantor or any of their Subsidiaries and any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary of the Issuer, the Holdco Guarantor or the Parent Guarantor by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such Person at the time such Person becomes a Subsidiary;

(16) liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested at the time by the Issuer, the Holdco Guarantor, the Parent Guarantor or any of their Subsidiaries in good faith by appropriate proceedings, and liens which secure a judgment or other court-ordered award or settlement as to which the Issuer, the Holdco Guarantor, the Parent Guarantor or the applicable Subsidiary has not exhausted its appellate rights;

(17) any lien which secures Non-Recourse Debt or Purchase Money Obligations;

(18) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (17) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of the Issuer, the Holdco Guarantor, the Parent Guarantor or their Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(19) any other liens of a nature similar to the foregoing which do not secure Debt of, or guaranteed by, the Issuer, the Holdco Guarantor, the Parent Guarantor or any Subsidiary and which do not materially impair the use of the property subject thereto or the operation of the business of the Issuer, the Holdco Guarantor, the Parent Guarantor or such Subsidiary or the value of such property for the purpose of such business; or

(20) any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Debt of the Issuer, the Holdco Guarantor, the Parent Guarantor or any of their Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any Series, means the place or places specified in accordance with Section 2.02 where the principal of and any premium and interest on the Securities of that Series are payable, or if not so specified, in accordance with Section 4.07.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Principal Property” means, whether owned or leased on the date hereof or thereafter acquired: any pipeline assets, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of crude oil, natural gas, refined petroleum products, natural gas liquids and petrochemicals, except, in the case of any of the foregoing, (1) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and (2) any such assets which, in the opinion of the Board of Managers of the Issuer, as evidenced by a Board Resolution of the Issuer, the Board of Directors of the Holdco Guarantor, as evidenced by a Board Resolution of the Holdco Guarantor, or the Board of Directors of the Parent Guarantor, as evidenced by a Board Resolution of the Parent Guarantor, as applicable, are not material in relation to the activities of the Issuer and its Subsidiaries, taken as a whole, the Holdco Guarantor and its Subsidiaries, taken as a whole, or of the Parent Guarantor and its Subsidiaries, taken as a whole, as applicable.

“Principal Subsidiary” means any Subsidiary owning or leasing, directly or indirectly though ownership in another Subsidiary, any Principal Property.

“Purchase Money Obligation” means any Debt or monetary obligation created or assumed as part of the purchase price of real or tangible personal property, and other property (including intangible property) related to such real or tangible personal property, whether or not secured, and any extensions, renewals or refundings of any such Debt or obligation, provided that the principal amount of such Debt or obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any lien given in respect of such Debt or obligation shall not extend to any property other than the property acquired in connection with which such Debt or obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and all proceeds thereof.

“Rating Agency” means (1) Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Securities of the applicable Series or fails to make a rating of the Securities of the applicable Series publicly available for reasons outside of the Issuer’s control, a Substitute Rating Agency.

“Registered Global Security” or “Registered Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.02 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Registered Securities” means any Security registered on the Register of the Issuer.

“Responsible Officer” means, when used with respect to a Trustee, any officer within the Corporate Trust Office of such Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Rule 144A Securities” means Securities of a Series designated pursuant to Section 2.02 as entitled to the benefits of Section 4.02(c).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Issuer of any Series authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Senior Debt” means the principal of, premium, if any, unpaid interest, and all fees and other amounts payable in connection with the following, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, on (x) the Debt of the Issuer, for money borrowed other than (a) any Debt of the Issuer which when incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Issuer, (b) any Debt of the Issuer to any of its Subsidiaries, (c) any liability for taxes and (d) Trade Payables, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that such Debt is not senior or prior in right of payment to the applicable Subordinated Securities, (y) all obligations of the Issuer under interest rate, currency and commodity swaps, caps, floors, collars, hedge arrangements, forward contracts or similar agreements or arrangements and (z) renewals, extensions, modifications and refundings of any such Debt. This definition may be modified or superseded by a supplemental indenture.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuer created pursuant to Section 2.01 and 2.02 hereof.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable (without regard for any provisions for acceleration, redemption prepayment or otherwise).

“Subordinated Securities” means Securities that by the terms established pursuant to Section 2.02(i) are subordinated in right of payment to Senior Debt of the Issuer.

“Subordination Provisions,” when used with respect to the Subordinated Securities of any Series, shall have the meaning established pursuant to Section 2.02(i) with respect to the Subordinated Securities of such Series.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer (as certified by a Board Resolution of the Issuer) as a replacement agency for any of Moody’s, S&P or Fitch, as the case may be.

“Tax Event” means the Issuer has received an opinion of counsel experienced in such matters to the effect that, as a result of a Change in Tax Law (a) the Issuer or a Guarantor making payments under or with respect to the Securities of any Series or the Guarantee has been or will be obligated to pay Additional Amounts in respect of Securities of such Series or the Guarantee, as applicable, pursuant to the terms and conditions thereof and the Issuer or such Guarantor, as applicable, cannot avoid any such payment obligation by taking reasonable measures available to the Issuer or such Guarantor, as applicable, including making payment through a payment agent or another Guarantor located in another jurisdiction (but not including, for the avoidance of doubt, the Issuer or any Guarantor changing or moving jurisdictions), or (b) there is more than an insubstantial risk that interest payable on the Securities of any Series is not deductible, or within 90 days would not be deductible, in whole or in part, by the Issuer for Canadian federal income tax purposes or the applicable Guarantor for United States federal income tax purposes.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trade Payables” means accounts payable or any other monetary obligations to trade creditors created or assumed by the Issuer or any Subsidiary of the Issuer in the ordinary course of business in connection with the receipt of materials or services.

“Trust Indenture Legislation” means the TIA and the Canadian Trust Indenture Legislation. For greater certainty, if, at any time, Canadian Trust Indenture Legislation is not applicable to this Indenture, then any reference to “Trust Indenture Legislation” shall mean the TIA.

“Trustees” means, together, the Persons named as the “U.S. Trustee” and the “Canadian Trustee” in the first paragraph of this instrument until a successor of either Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person who is then a Trustee hereunder. If the Canadian Trustee resigns or is removed and, pursuant to Section 7.10, the Issuer is not required to appoint a successor Trustee to the Canadian Trustee, then “Trustee”, “Trustees” and any reference to “the Trustees” shall mean the U.S. Trustee.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	10.20
“Additional Amounts”	4.03
“Applicable Premium Deficit”	8.01
“Authorized Officers”	10.03
“Bankruptcy Law”	6.01

“Change of Control Offer”	4.12
“Change of Control Payment Date”	4.12
“Code”	4.03
“Custodian”	6.01
“Electronic Means”	10.03
“Event of Default”	6.01
“Guaranteed Obligations”	12.01
“Instructions”	10.03
“Judgment Currency”	10.19
“Legal Holiday”	10.08
“liens”	4.10
“mandatory sinking fund payment”	11.01
“Market Exchange Rate”	10.18
“New York Banking Day”	10.19
“Notice Agent”	2.04
“optional sinking fund payment”	11.01
“Paying Agent”	2.04
“Register”	2.04
“Registrar”	2.04
“Relevant Taxing Jurisdiction”	4.03
“Required Currency”	10.19
“Sale-Leaseback Transaction”	4.11
“Sanctions”	7.14
“successor person”	5.01
“Tax Redemption Date”	3.07
“Taxes”	4.03

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means one or more of the Trustees, as the context so requires.

“obligor” on the indenture securities means the Issuer and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive; and

(iv) words in the singular include the plural, and in the plural include the singular.

ARTICLE 2

THE SECURITIES

Section 2.01. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution of the Issuer, a supplemental indenture or an Officer’s Certificate of the Issuer detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution of the Issuer. In the case of Securities of a Series to be issued from time to time, such Board Resolution, Officer’s Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.02. Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.02(b) through 2.02(y)) by a Board Resolution of the Issuer, a supplemental indenture or an Officer’s Certificate of the Issuer pursuant to authority granted under a Board Resolution of the Issuer:

(a) the title and designation of the Securities of the Series, which shall distinguish the Securities of the Series from the Securities of all other Series, and which may be part of a Series of Securities previously issued;

(b) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.07, 2.08, 2.11, 3.06 or 9.06);

(c) if other than Dollars, the Foreign Currency or Foreign Currencies in which the Securities of the Series are denominated;

(d) the date or dates on which the principal of the Securities of the Series is payable or the method of determination thereof;

(e) the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Issuer to extend the interest payment periods and the duration of the extensions and (in the case of Registered Securities) the date or dates on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(f) the place or places where and the manner in which, the principal of and any interest on Securities of the Series shall be payable;

(g) the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which Securities of the Series may be so redeemed, pursuant to any sinking fund or otherwise;

(h) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the Series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the Foreign Currency or Foreign Currencies in which (if other than Dollars) and the period or periods within which or the date or dates on which, and any terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) if the Securities of such Series are Subordinated Securities, the terms pursuant to which the Securities of such Series will be made subordinate in right of payment to Senior Debt and the definition of such Senior Debt with respect to such Series (in the absence of an express statement to the effect that the Securities of such Series are subordinate in right of payment to all such Senior Debt, the Securities of such Series shall not be subordinate to Senior Debt and shall not constitute Subordinated Securities); and, in the event that the Securities of such Series are Subordinated Securities, such Board Resolution, Officer’s Certificate or supplemental indenture, as the case may be, establishing the terms of such Series shall expressly state which articles, sections or other provisions thereof constitute the “Subordination Provisions” with respect to the Securities of such Series;

(j) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the Series shall be issuable;

(k) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof and the terms and conditions of any acceleration;

(l) if other than the coin, currency or currencies in which the Securities of the Series are denominated, the coin, currency or currencies in which payment of the principal of or interest on the Securities of such Series shall be payable, including composite currencies or currency units;

(m) if the principal of or interest on the Securities of the Series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(n) if the amount of payments of principal of and interest on the Securities of the Series may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the Securities of the Series are denominated, the manner in which such amounts shall be determined;

(o) whether the Securities of the Series will be issuable as Registered Securities and, if so, whether such Securities will be issuable as Registered Global Securities (whether upon original issue or upon exchange of a temporary Security of such Series);

(p) if the Securities of the Series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such Series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(q) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such Series;

(r) any deletion from, modification of or addition to the Events of Default or covenants with respect to the Securities of such Series, including, if applicable, covenants affording Holders of debt protection with respect to the Issuer’s and/or the Guarantors’ operations, financial conditions and transactions involving the Issuer and/or the Guarantors;

(s) if the Securities of the Series are to be convertible into or exchangeable for any other security or property of the Issuer, including, without limitation, securities of another Person held by the Issuer or its Affiliates and, if so, the terms thereof, including conversion or exchange prices or rate and adjustments thereto;

(t) the price or prices at which the Securities will be issued;

(u) any provisions for remarketing;

(v) the terms applicable to any Securities issued at a discount from their stated principal amount;

(w) if the Securities of the Series are to be entitled to the benefit of Section 4.02(c) (and accordingly constitute Rule 144A Securities), that fact;

(x) add any Guarantors with respect to the Securities of a Series; and

(y) any other terms of the Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officer’s Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officer’s Certificate.

Section 2.03. Execution and Authentication. One or more Officers of the Issuer shall sign the Securities for the Issuer by manual or electronic signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless so long as such individual was an Officer at the time of execution of the Security.

A Security shall not be entitled to any benefit under this Indenture or the Guarantee in respect thereof or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the U.S. Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The U.S. Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution of the Issuer, supplemental indenture hereto or Officer’s Certificate of the Issuer, upon receipt by the U.S. Trustee of an Issuer Order. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution of the Issuer, a supplemental indenture hereto or an Officer’s Certificate of the Issuer.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

Prior to the issuance of Securities of any Series, the U.S. Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) the Board Resolution of the Issuer, supplemental indenture hereto or Officer’s Certificate of the Issuer establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) Officer’s Certificate(s) complying with Section 10.05, and (c) an Opinion of Counsel complying with Section 10.05.

The U.S. Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the U.S. Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the U.S. Trustee in good faith shall determine that such action would expose the U.S. Trustee to personal liability to Holders of any then outstanding Series of Securities.

The U.S. Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer of the U.S. Trustee, a copy of which shall be furnished to the Issuer and the Guarantors. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the U.S. Trustee may do so. Each reference in this Indenture to authentication by the U.S. Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer, the Guarantors and Affiliates thereof.

Section 2.04. Registrar and Paying Agent. The Issuer shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.02, an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Issuer in respect of the Securities of such Series and this Indenture may be served (“Notice Agent”). The Registrar shall keep a register with respect to each Series of Registered Securities (the “Register”) and to their transfer and exchange. The Issuer will give prompt written notice to the U.S. Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Notice Agent. If at any time the Issuer shall fail to maintain any such required Registrar, Paying Agent or Notice Agent or shall fail to furnish the U.S. Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the U.S. Trustee, and the Issuer hereby appoints the U.S. Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that the Corporate Trust Office of the U.S. Trustee shall not be an office or agency of the Issuer for the purpose of effecting service of legal process on the Issuer.

The Issuer may also from time to time designate one or more co-registrars, additional paying agents or additional notice agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain a Registrar, Paying Agent and Notice Agent in each place so specified pursuant to Section 2.02 for Securities of any Series for such purposes. The Issuer will give prompt written notice to the U.S. Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional notice agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Notice Agent” includes any additional notice agent.

The Issuer hereby appoints the U.S. Trustee the initial Registrar, Paying Agent and Notice Agent for each Series of Securities unless another Registrar, Paying Agent or Notice Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued. The Issuer or any of its domestically organized Subsidiaries may act as Paying Agent, Registrar or Notice Agent. So long as the U.S. Trustee is the Notice Agent, no service of legal process on the Issuer may be made on the Notice Agent.

The rights, privileges, protections, immunities and benefits given to the U.S. Trustee under this Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the U.S. Trustee in each of its capacities hereunder, and each Agent acting hereunder.

The Issuer and the Guarantors shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Notice Agent not a party to this Indenture, which shall incorporate the applicable terms of Trust Indenture Legislation. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the U.S. Trustee of the name and address of any such agent.

The Issuer may remove any Registrar, Paying Agent or Notice Agent for any Series of Securities upon written notice to such Registrar, Paying Agent or Notice Agent and to the U.S. Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer, the Guarantors and such successor Registrar, Paying Agent or Notice Agent, as the case may be, and delivered to the U.S. Trustee or (2) notification to the U.S. Trustee that the U.S. Trustee shall serve as Registrar, Paying Agent or Notice Agent, as the case may be, until the appointment of a successor in accordance with clause (1) above. The Registrar, Paying Agent or Notice Agent may resign at any time upon written notice; provided, however, that the U.S. Trustee may resign as Paying Agent, Registrar or Notice Agent only if the U.S. Trustee also resigns as Trustee in accordance with Section 7.10. Upon any Event of Default under Section 6.01(e) or (f), the U.S. Trustee shall automatically be the Paying Agent.

Section 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Series of Securities, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the U.S. Trustee) to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the U.S. Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and shall notify the U.S. Trustee of any default by the Issuer in making any such payment. While any such default continues, the U.S. Trustee may require a Paying Agent to pay all money held by it to the U.S. Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the U.S. Trustee. Upon payment over to the U.S. Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

Section 2.06. Securityholder Lists. The Issuer shall furnish, or cause the Registrar to furnish, to the Trustees at least five Business Days before each interest payment date, but in any event not less frequently than semi-annually, and at such other times as either Trustee may request in writing a list, in such form and as of such date as the Trustees may reasonably require, of the names and addresses of Securityholders of each Series of Securities; provided, however, that so long as a Trustee is the Registrar, no such list shall be required to be furnished to such Trustee (but, for greater certainty, such list must still be provided to the other Trustee). If a Trustee shall no longer be the Registrar, such Trustee shall be entitled to rely on the most recent such list provided or available to it without liability therefor.

The Trustees shall preserve, in as current a form as is reasonably practicable, the names and addresses of Securityholders contained in the most recent list furnished to the Trustees as provided in this Section 2.06 and shall otherwise comply with the Trust Indenture Legislation. The U.S. Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Securityholders received by the U.S. Trustee in its capacity as Registrar.

Section 2.07. Exchange and Registration of Transfer. The Issuer shall cause to be kept at the Corporate Trust Office of the U.S. Trustee the Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities of a Series and of transfers of Securities of such Series. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Security of a Series to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.07, the Issuer shall execute, and the U.S. Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same Series of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. The Guarantors shall cause to be endorsed on any such new Security a Guarantee executed by the Guarantors.

Securities of a Series may be exchanged for other Securities of the same Series of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.07. Whenever any Securities of a Series are so surrendered for exchange, the Issuer shall execute, and the U.S. Trustee shall authenticate and deliver, the Securities of the same Series that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding. The Guarantors shall cause to be endorsed on any such Security a Guarantee executed by the Guarantors.

All Securities of a Series issued upon any registration of transfer or exchange of Securities of the same Series shall be the valid obligations of the Issuer and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture and the Guarantee, as the Securities of the same Series surrendered upon such registration of transfer or exchange.

All Securities of a Series presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer, the Guarantors or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Guarantors and the Securities of such Series shall be duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made to any holder for any registration, transfer or exchange of Securities, but the Issuer, the Guarantors or the U.S. Trustee may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Securities (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.06 or 9.06).

None of the Issuer, the Guarantors or the U.S. Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) Securities of any Series for a period of fifteen calendar days next preceding the date of mailing of a notice of redemption of Securities of that Series selected for redemption, or (b) Securities of any Series or portions thereof called for redemption, except for the unredeemed portion of any Securities of that Series being redeemed in part.

Section 2.08. Mutilated, Destroyed, Lost and Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Securityholder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the U.S. Trustee shall authenticate and deliver a replacement Security of the same Series and having endorsed thereon a Guarantee executed by the Guarantors if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Issuer or the U.S. Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the U.S. Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer, the Guarantors and the U.S. Trustee. If required by the U.S. Trustee, a Guarantor or the Issuer, such Securityholder shall furnish an indemnity bond sufficient in the judgment of the U.S. Trustee to protect the U.S. Trustee and any Agent and in the judgment of the Issuer to protect the Issuer, the Guarantors, the U.S. Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer, the Guarantors and the U.S. Trustee may charge the Securityholder for their expenses in replacing a Security. In case any Security which has matured or is about to mature or has been called for redemption, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of (without surrender thereof except in the case of a mutilated Security), as the case may be, if the applicant for such payment or conversion shall furnish to the Issuer, to the Guarantors, to the U.S. Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Guarantors, the U.S. Trustee and, if applicable, any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Securities and of the ownership thereof.

Every replacement Security of any Series and the Guarantee endorsed thereon issued pursuant to this Section is an additional obligation of the Issuer and the Guarantors, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture and the Guarantee, as the Securities of the same Series replaced.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the U.S. Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest on a Registered Global Security effected by the U.S. Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the U.S. Trustee, the Issuer and the Guarantors receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Issuer or a Subsidiary of the Issuer) holds on the Maturity of Securities of a Series money sufficient to pay such Securities (or portions thereof) payable on that date, and the Paying Agent is not prohibited from paying such money to the Securityholders of such Series on that date pursuant to the terms of the Indenture, then on and after that date such Securities of the Series (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

Section 2.10. Treasury Securities. In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of a Series owned by the Issuer, a Guarantor, any other obligor upon the Securities or a Subsidiary of the Issuer, a Guarantor or such other obligor shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether a Trustee shall be protected in relying on any such direction, waiver or consent only Securities of a Series that such Trustee actually knows are so owned shall be so disregarded.

Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the U.S. Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, a Guarantor or any other obligor upon the Securities or any Subsidiary of the Issuer, a Guarantor or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the U.S. Trustee in accordance with such advice. Upon written request of a Trustee, the Issuer shall furnish to such Trustee promptly an Officer’s Certificate of the Issuer listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Section 7.01 and 7.02, such Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

Section 2.11. Temporary Securities. Pending the preparation of Securities in certificated form, the Issuer may execute and the U.S. Trustee or an authenticating agent appointed by the U.S. Trustee shall, upon an Issuer Order, authenticate and deliver temporary Securities (printed, lithographed, typewritten, photocopied or otherwise produced). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer. Every such temporary Security shall be executed by the Issuer and authenticated by the U.S. Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in certificated form. The Guarantors shall cause to be endorsed on any such temporary Security a Guarantee executed by the Guarantors in substantially the same manner, and with the same effect, as the Securities in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the U.S. Trustee or such authenticating agent Securities of the same Series in certificated form and thereupon any or all temporary Securities may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.08 and the U.S. Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Securities of the same Series in certificated form. The Guarantors shall cause to be endorsed on any such Security a Guarantee executed by the Guarantors. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture and the Guarantee as Securities of the same Series in certificated form authenticated and delivered hereunder.

Section 2.12. Cancellation. The Issuer at any time may deliver Securities to the U.S. Trustee for cancellation. The Registrar and the Paying Agent shall forward to the U.S. Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The U.S. Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and dispose of such cancelled Securities in accordance with its customary procedure. The Issuer may not issue new Securities to replace Securities that it has paid or delivered to the U.S. Trustee for cancellation. The U.S. Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.

Section 2.13. Defaulted Interest. If the Issuer defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest at the rates prescribed therefor in the Securities, to the Persons who are Securityholders of the Series on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the U.S. Trustee and shall promptly mail or cause to be mailed or deliver by electronic transmission to each Securityholder of the Series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuer may pay defaulted interest in any lawful manner.

Section 2.14. Registered Global Securities.

(a) Terms of Securities. A Board Resolution of the Issuer, a supplemental indenture hereto or an Officer’s Certificate of the Issuer shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Registered Global Securities and the Depositary for such Registered Global Security or Securities.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07, any Registered Global Security shall be exchangeable pursuant to Section 2.07 for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depositary within 90 days of such event or (ii) the Issuer executes and delivers to the U.S. Trustee an Officer’s Certificate of the Issuer to the effect that such Registered Global Security shall be so exchangeable. Any Registered Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Registered Global Security with like tenor and terms.

Except as provided in this Section 2.14(b), a Registered Global Security may not be transferred except as a whole by the Depositary with respect to such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c) Legends. Any Registered Global Security issued hereunder shall bear a legend in substantially the following form:

“This Security is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”

(d) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Registered Global Security shall be made to the Holder thereof.

(f) Consents, Declaration and Directions. Except as provided in Section 2.14(d), the Issuer, the Guarantors, the Trustees and any Agent may treat a Person as the Holder of such principal amount of outstanding Securities of such Series represented by a Registered Global Security as shall be specified in a written statement of the Depositary with respect to such Registered Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15. Computation of Interest. Except as otherwise specified pursuant to Section 2.02 for Securities of any Series, interest on the Securities of each Series shall be computed on the basis of a 360-day year of twelve 30-day months. Solely for purposes of the Interest Act (Canada), the yearly rate of interest to which interest calculated for a period of less than one year on the basis of a year of 360 days consisting of 12 30-day periods is equivalent is such rate of interest multiplied by a fraction of which (i) the numerator is the product of (A) the actual number of days in the year commencing on the first day of such period, multiplied by (B) the sum of (y) the product of 30 multiplied by the number of complete months elapsed in such period and (z) the actual number of days elapsed in any incomplete month in such period; and (ii) the denominator is the product of (a) 360 multiplied by (b) the actual number of days in such period.

Section 2.16. CUSIP and ISIN Numbers. The Issuer in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the U.S. Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the U.S. Trustee in writing of any changes to the CUSIP and ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01. Notice to U.S. Trustee. The Issuer may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the U.S. Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed. The Issuer shall give the notice at least 15 calendar days before the redemption date (or such shorter notice as may be acceptable to the U.S. Trustee).

Section 3.02. Selection of Securities to be Redeemed. Unless otherwise indicated for a particular Series by a Board Resolution of the Issuer, a supplemental indenture or an Officer’s Certificate of the Issuer, if less than all the Securities of a Series are to be redeemed and the Securities are in the form of global securities, the U.S. Trustee shall select the Securities of the Series to be redeemed in accordance with the applicable procedures of the Depositary or, if the Securities of a Series are not in the form of global securities, the U.S. Trustee shall select the Securities of such Series to be redeemed by lot.

The U.S. Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The U.S. Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than the minimum principal denomination of the Series. Securities of the Series and portions of them it selects shall be in amounts equal to the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

Section 3.03. Notice of Redemption. Unless otherwise indicated for a particular Series by Board Resolution of the Issuer, a supplemental indenture hereto or an Officer’s Certificate of the Issuer, at least 10 days but not more than 60 days before a redemption date, the Issuer shall provide a notice of redemption by electronic transmission or first-class mail to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities of the Series to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price, or if not then ascertainable, the manner of calculation thereof;

(c) the name and address of the Paying Agent;

(d) if less than all Securities of any Series are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part;

(e) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;

(g) if such redemption is subject to satisfaction of one or more conditions precedent, a description of such conditions and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 90 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded or modified in the event that any or all such conditions are not satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied; and

(h) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Issuer’s written request, accompanied by an Officer’s Certificate of the Issuer, the U.S. Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense and provided that the form and content of such notice shall be prepared by the Issuer.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is transmitted, mailed or published as provided in Section 3.03, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price except as set forth in Section 3.03(g). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to, but excluding, the redemption date.

Section 3.05. Deposit of Redemption Price. On or before the redemption date, the Issuer shall deposit with the Paying Agent money in the relevant currency sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the U.S. Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered. The Guarantors shall cause to be endorsed on any such Security a Guarantee executed by the Guarantors.

Section 3.07. Tax Redemption.

The Issuer may, at its option, redeem the Securities of any Series, in whole but not in part, at any time within 120 days after the occurrence of a Tax Event with respect to such Series, upon not less than 10 days’ but not more than 60 days’ written notice to the Holders, which notice shall be given in accordance with Section 3.03, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date fixed for redemption (a “Tax Redemption Date”), premium, if any, and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise.

This Section 3.07 shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to this Indenture.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

Section 4.02. Reports.

(a) The Parent Guarantor shall, so long as any Securities are outstanding, furnish to the U.S. Trustee, within 15 days after the Parent Guarantor is required to file the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Parent Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act and otherwise comply with the provisions of TIA Section 314(a); provided, that in each case the delivery of materials to the U.S. Trustee by electronic means shall be deemed “furnished” to the U.S. Trustee for purposes of this Section 4.02

(b) If the Parent Guarantor is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and so long as any Securities are outstanding, the Parent Guarantor shall file with the U.S. Trustee, within 15 days after it would have been required to file the same with the SEC, annual and interim financial statements, including any notes thereto (and with respect to annual reports, an auditors’ report by a firm of established national reputation) and an annual management’s discussion and analysis of financial condition and results of operations, in each case comparable to that which the Parent Guarantor would have been required to include in such annual reports, information, documents or other reports if the Parent Guarantor had been subject to the requirements of Section 13 or Section 15(d) of the Exchange Act.

(c) If the Parent Guarantor is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Parent Guarantor shall furnish to all Holders of Rule 144A Securities, beneficial owners of Rule 144A Securities, and bona fide prospective purchasers of Rule 144A Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act of 1933, as amended.

Notwithstanding the foregoing, (x) such forms and information shall be deemed provided to the U.S. Trustee pursuant to clauses (a) and (b) to this Section 4.02 if such forms and information have been (i) filed by the Parent Guarantor or the Issuer (as applicable) with the SEC and are publicly available or (ii) made publicly available on the website of the Issuer or its parent company, and (y) if there is no Parent Guarantor, references to the Parent Guarantor in clauses (a) through (c) shall be deemed to refer to the Holdco Guarantor. Upon receipt of such reports, the U.S. Trustee shall, while such reports are current, maintain custody of same and make same available for inspection by Holders on their reasonable request. No obligation shall rest with the U.S. Trustee to analyze such reports or evaluate the performance of the Parent Guarantor, the Holdco Guarantor or the Issuer as indicated therein, in any manner whatsoever.

In the case of the Parent Guarantor, so long as the Parent Guarantor is a foreign private issuer, none of the above reporting requirements shall be construed to require such financial statements or reports that would not otherwise be required to be filed by foreign private issuers subject to MJDS.

Section 4.03. Payment of Taxes. All payments that the Issuer or any Guarantor, as applicable, makes under or with respect to the Securities of any Series or a Guarantor makes under or with respect to the Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charges in the nature of a tax, including penalties, interest and other liabilities related thereto (collectively, “Taxes”) imposed or levied by or on behalf of the United States of America, Canada, or any other jurisdiction in which the Issuer or the applicable Guarantor is incorporated, organized or otherwise resident or engaged in or carrying on business for tax purposes or from or through which the Issuer or the applicable Guarantor makes any payment on the Securities of such Series, or by any political subdivision or taxing authority or agency thereof or therein (each, a “Relevant Taxing Jurisdiction”), unless withholding or deduction is then required by law. If the Issuer, a Guarantor or any other applicable withholding agent, as applicable, is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities of any Series or the Guarantee in respect thereof, the Issuer or such Guarantor, as the case may be, will (i) make such withholding or deduction as required by applicable law, (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law and (iii) pay to each Holder of such Securities such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder or beneficial owner of the Securities of such Series after such withholding or deduction, including any withholding or deduction attributable to the Additional Amounts, will be not less than the amount the Holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted.

However, no Additional Amounts will be payable in respect or on account of:

(a) any Taxes that would not have been imposed or levied but for a present or former direct or indirect connection, including citizenship, nationality, residence, domicile, incorporation, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within such Relevant Taxing Jurisdiction, between such Holder or beneficial owner, or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation, and the Relevant Taxing Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of the Securities of any Series, the receipt of payments under or with respect to the Securities of any Series, or the exercise or enforcement of rights under or with respect to the Securities of any Series, the Guarantee or this Indenture;

(b) any Taxes that are imposed, deducted or withheld by reason of the failure of the Holder or beneficial owner of Securities of any Series to comply with any certification, documentation or identification information, or other reporting requirements, whether required or imposed by statute, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction, including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction, but, in each case, only to the extent that (i) the Holder or beneficial owner, as the case may be, is legally eligible to provide such certification and (ii) at least 30 calendar days before the relevant date on which payment under or with respect to the Securities of such Series is due and payable, the Issuer or a Guarantor (or any other Person through whom payment may be made) has provided notice that compliance with any certification or identification requirements is required;

(c) any estate, inheritance, gift, sales, value-added, excise, transfer, personal property or similar Taxes;

(d) any Taxes which are payable otherwise than by deduction or withholding from payments made under or with respect to the Securities of any Series;

(e) any Canadian withholding Taxes paid or payable by reason of (A) the Holder, beneficial owner or other recipient of the amount not dealing at arm’s length with the Issuer or a Guarantor for the purposes of the Income Tax Act (Canada), (B) the Holder or beneficial owner being, or not dealing at arm’s length with, a “specified shareholder” of the Issuer or a Guarantor for the purposes of subsection 18(5) of the Income Tax Act (Canada), (C) the Holder or beneficial owner being a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) in respect of the Issuer or a Guarantor, or (D) Taxes imposed, levied, collected, assessed or withheld by or within Canada or any political subdivision thereof or therein with respect to payments made by the Issuer or a Guarantor to the extent that such payments are in respect of services rendered in Canada;

(f) any Taxes imposed with respect to any payment on the Securities of any Securities to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had the beneficiary, settlor, member or beneficial owner directly held the Securities of any Series;

(g) any Taxes that would not have been so imposed, deducted or withheld if the beneficial owner or Holder of the payment had presented the Securities of a Series for payment within 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the beneficial owner or Holder would have been entitled to Additional Amounts had the Securities been presented on the last day of such 30-day period);

(h) any Taxes that are imposed or levied on or with respect to a Security of a Series presented for payment on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Security of such Series to another paying agent in the United States of America or Canada;

(i) any Taxes to the extent such Taxes are directly attributable to the failure of the holder or beneficial owner to qualify for an exemption from U.S. federal withholding tax with respect to payments of interest pursuant to an applicable income tax treaty to which the United States is a party or pursuant to the “portfolio interest” exemption as defined in Section 871(h) or 881(c), as applicable, of the Internal Revenue Code of 1986 (as amended, the “Code”), in each case, as such treaty or section was in effect on the issuance date (determined without regard to the requirement that such holder or beneficial owner provide the applicable Internal Revenue Service Form W-8); or

(j) any Taxes imposed pursuant to Sections 1471 through 1474 of the Code as of the issuance date (and any amended or successor version thereof that is substantially comparable), any treaty, law, regulations, rule or other official guidance thereunder or agreement (including any intergovernmental agreements or any laws, rules or practices implementing such intergovernmental agreements) entered into in connection with the implementation of such Sections of the Code.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the above items.

At least 30 calendar days prior to each date on which any payment under or with respect to the Securities of any Series is due and payable, if the Issuer or a Guarantor, as the case may be, will be obligated to pay Additional Amounts with respect to such payment, unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Securities of such Series is due and payable, in which case it will be promptly thereafter, the Issuer or such Guarantor, as the case may be, will deliver to the U.S. Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information, other than the identities of Holders and beneficial owners, necessary to enable the U.S. Trustee or Paying Agent to pay such Additional Amounts to Holders and beneficial owners on the relevant payment date. The U.S. Trustee will make such payments in the same manner as any other payments on the Securities of such Series. The Issuer or the applicable Guarantor, as the case may be, will provide the U.S. Trustee with documentation reasonably satisfactory to the U.S. Trustee evidencing payment of such Additional Amounts.

The Issuer or the applicable Guarantor, as the case may be, will take reasonable efforts to furnish to the U.S. Trustee or a Holder within a reasonable time certified copies of tax receipts or other evidence of the payment by the Issuer or such Guarantor, as the case may be, of any Taxes imposed or levied by a Relevant Taxing Jurisdiction.

The Issuer or the applicable Guarantor, as the case may be, will pay any present or future stamp, issue, registration, court documentation, excise or property taxes or other similar taxes, charges and duties, including interest, additions to tax and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the receipt of any payment under or with respect to the Securities of any Series, the execution, issue, delivery or registration of the Securities of such Series or this Indenture or any other document or instrument referred to thereunder and any such taxes, charges, duties or similar levies imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Securities of such Series or this Indenture or any such other document or instrument following the occurrence of any Event of Default with respect to the Securities of such Series. The Issuer or the applicable Guarantor, as the case may be, will not, however, pay such amounts that are imposed on or result from a sale or other transfer or disposition by a Holder or beneficial owner of a Security.

Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Security or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The preceding provisions will survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer is organized, incorporated or otherwise resident or engaged in or carrying on business for tax purposes and any political subdivision or taxing authority or agency thereof or therein.

Section 4.04. Compliance Certificate. Each of the Issuer and the Guarantors shall deliver to the Trustees, within 120 days after the end of each fiscal year of the Issuer or on or before such other day in each calendar year as the Issuer, the Guarantors and the Trustees may from time to time agree upon, a brief certificate from the principal executive officer, principal financial officer, principal accounting officer or vice president or treasurer of such Person as to their knowledge of the Issuer’s or such Guarantor’s, as applicable, compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such Person may have knowledge. Such certificates need not comply with Section 10.06.

Section 4.05. Stay, Extension and Usury Laws. Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, the Securities or the Guarantee; and each of the Issuer and the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustees, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06. Legal Existence. Subject to Article 5, each of the Issuer and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Section 4.07. Maintenance of Office or Agency. The Issuer will maintain an office or agency in the United States, where the Securities of a Series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Securities of a Series and this Indenture may be served. Each Guarantor will maintain an office or agency in the City of New York where notices and demands to or upon such Guarantor in respect of the Securities of that Series, the Guarantee in respect thereof and this Indenture may be served. The Issuer and the Guarantors will give prompt written notice to the Trustees of the location, and any change in the location, of such office or agency not designated or appointed by either Trustee. If at any time the Issuer or a Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the U.S. Trustee (with a copy to the Canadian Trustee) and each of the Issuer and the Guarantors hereby appoints the U.S. Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 4.08. Money For Securities Payments to be Held in Trust. If the Issuer shall at any time act as its own Paying Agent with respect to the Securities of any Series, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Issuer shall promptly notify the U.S. Trustee of any failure by the Issuer, a Guarantor (or any other obligor of such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.

Whenever the Issuer shall have one or more Paying Agents for the Securities of any Series, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the U.S. Trustee) the Issuer shall promptly notify the U.S. Trustee of any failure by it so to act.

The Issuer shall cause each Paying Agent for the Securities of any Series, other than the Issuer or the U.S. Trustee, to execute and deliver to the U.S. Trustee an instrument in which such Paying Agent shall agree with the U.S. Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i) comply with the provisions of the Trust Indenture Legislation applicable to it as a Paying Agent;

(ii) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(iii) give the U.S. Trustee notice of any failure by the Issuer, a Guarantor (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and

(iv) at any time during the continuance of any such failure, upon the written request of the U.S. Trustee, forthwith pay to the U.S. Trustee all sums so held in trust by such Paying Agent and furnish to the U.S. Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Issuer may at any time pay, or by Issuer Order direct any Paying Agent to pay, to the U.S. Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the U.S. Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent and, if so stated in an Issuer Order delivered to the U.S. Trustee, in accordance with the provisions of Article 8; and, upon such payment by any Paying Agent to the U.S. Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the U.S. Trustee or any Paying Agent, or then held by the Issuer or a Guarantor, in trust for the payment of the principal of and any premium, interest or Additional Amounts on any Security and remaining unclaimed for two years after such principal, premium, interest or Additional Amounts have become due and payable shall be paid to the Issuer or such Guarantor, as applicable, on request of the Issuer or such Guarantor, as applicable, or, if then held by the Issuer or a Guarantor, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an outstanding Security, look only to the Issuer or such Guarantor, as applicable, for payment of the amount so due and payable and remaining unpaid, and all liability of the U.S. Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or such Guarantor, as applicable, as trustee thereof, shall thereupon cease; provided, however, that the U.S. Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Issuer cause to be published once a week for two successive weeks, in each case on any day of the week, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Issuer or such Guarantor, as applicable.

Section 4.09. Waiver of Certain Covenants. Except as otherwise specified as contemplated by Section 2.02 for Securities of such Series, the Issuer and/or the Guarantors, as applicable, may, with respect to the Securities of any Series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided herein or pursuant to Section 2.02(r) or Section 9.01(c) for the benefit of the Holders of such Series if before the time for such compliance the Holders of at least 50% in principal amount of the outstanding Securities of such Series shall, by an Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantors and the duties of the U.S. Trustee in respect of such term, provision or condition shall remain in full force and effect.

Section 4.10. Limitation on Liens.

(a) None the Issuer, the Holdco Guarantor nor the Parent Guarantor shall, nor shall any of them permit any of its Principal Subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance (“liens”) upon any Principal Property or upon any capital stock of any Principal Subsidiary, whether owned on the date hereof or thereafter acquired, to secure any Debt of the Issuer, the Holdco Guarantor, the Parent Guarantor or any other Person (other than the Securities), without in any such case making effective provisions whereby all of the outstanding Securities are secured equally and ratably with, or prior to, such Debt so long as such Debt is so secured.

(b) Any lien created to secure the Securities equally and ratably to such Debt pursuant to Section 4.10(a) shall be automatically and unconditionally released and discharged upon the release and discharge of each of the liens triggering the requirements of Section 4.10(a).

(c) Notwithstanding the foregoing, each of the Issuer, the Holdco Guarantor and the Parent Guarantor may, and may permit its Subsidiaries to, create, assume, incur, or suffer to exist without securing the Securities (i) any Permitted Lien or (ii) any lien upon any Principal Property or capital stock of a Principal Subsidiary to secure Debt of the Issuer, the Holdco Guarantor, the Parent Guarantor or any other Person, provided that the aggregate principal amount of all Debt then outstanding secured by such lien and all similar liens under this clause (ii), together with all Attributable Debt from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (i) through (iv), inclusive, of Section 4.11(a) hereof), does not exceed 15% of Consolidated Net Tangible Assets of the Parent Guarantor or, if there is no Parent Guarantor, the Holdco Guarantor, as applicable.

Section 4.11. Sale and Leaseback Transactions.

(a) None the Issuer, the Holdco Guarantor nor the Parent Guarantor shall, nor shall any of them permit any of its Principal Subsidiaries to, engage in the sale or transfer by the Issuer or any of its Principal Subsidiaries, the Holdco Guarantor or any of its Principal Subsidiaries or the Parent Guarantor or any of its Principal Subsidiaries, as applicable, of any Principal Property to a Person (other than the Issuer, the Holdco Guarantor, the Parent Guarantor or a Subsidiary) and the taking back by the Issuer or its Principal Subsidiary, the Holdco Guarantor or its Principal Subsidiary or the Parent Guarantor or its Principal Subsidiary, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(i) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(ii) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(iii) the Issuer or such Principal Subsidiary, the Holdco Guarantor or such Principal Subsidiary or the Parent Guarantor or such Principal Subsidiary, as applicable, would be entitled to incur Debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Debt from such Sale-Leaseback Transaction without equally and ratably securing the Securities of a Series; or

(iv) the Issuer or such Principal Subsidiary, the Holdco Guarantor or such Principal Subsidiary, or the Parent Guarantor or such Principal Subsidiary, as applicable, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Debt from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Debt of the Issuer or any of its Subsidiaries, the Holdco Guarantor or any of its Subsidiaries or the Parent Guarantor or any of its Subsidiaries, as applicable, that is not subordinated to the Securities of a Series or any Guarantee thereof, or (b) the investment in another Principal Property.

(b) Notwithstanding Section 4.11(a) hereof, the Issuer, the Holdco Guarantor or the Parent Guarantor may, and may permit any Principal Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (i) through (iv), inclusive, of Section 4.11(a) hereof, provided that the Attributable Debt from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the Securities of a Series) secured by liens other than Permitted Liens upon Principal Properties, does not exceed 15% of Consolidated Net Tangible Assets of the Parent Guarantor or, if there is no Parent Guarantor, the Holdco Guarantor, as applicable.

Section 4.12. Offer to Purchase Upon Change of Control Triggering Event.

(a) Unless otherwise expressly provided in any Officer’s Certificate of the Issuer, any supplemental indenture hereto or any Board Resolution of the Issuer with respect to any Series of Securities, the Issuer shall make an offer to purchase the Securities of such Series upon a Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the Securities of the applicable Series in full in accordance with their respective terms (if applicable), each Holder of Securities of such Series shall have the right to require the Issuer to repurchase all or a portion of such Holders’ Securities of such Series, as applicable, pursuant to the offer described in Section 4.12(b) (such offer, the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the rights of Holders of Securities of a Series on the relevant record date to receive interest due on the relevant interest payment date.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer shall be required to send, by first class mail, or otherwise deliver in accordance with the applicable procedures of the Depositary, a notice to Holders of the Securities of such Series not redeemed, with a copy to the Trustees, which notice shall set forth the terms of the Change of Control Offer. Such notice shall state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or otherwise delivered to each Holder in accordance with the applicable procedures of the Depositary, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise delivered to each Holder in accordance with the applicable procedures of the Depositary prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of the Securities of such Series not redeemed electing to have their Securities repurchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice, or transfer their notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c) The Issuer shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all Securities of such Series properly tendered and not withdrawn under its offer.

(d) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of such Series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities of such Series or this Indenture, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of the Securities of such Series or this Indenture governing the Change of Control Offer by virtue of any such conflict.

ARTICLE 5

SUCCESSORS

Section 5.01. When Issuer and Guarantors May Merge, Etc. Neither the Issuer nor any Guarantor shall consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person (a “successor person”), unless:

(a) the Issuer or such Guarantor shall be the continuing Person or the successor Person (if other than the Issuer or such Guarantor) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or of Canada or any province or territory thereof and expressly assumes the Issuer’s or such Guarantor’s obligations on the Securities and under this Indenture pursuant to a supplemental indenture; and

(b) immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

The Issuer or the applicable Guarantor, as the case may be, shall deliver to the Trustees prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.02. Successor Corporation Substituted. The successor Person formed by such consolidation or into which the Issuer or a Guarantor is merged or to which such transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Issuer or Guarantor, as applicable, herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under the Indenture, the Securities and/or the Guarantee, as applicable, and, in the event of such conveyance or transfer, any such predecessor Person may be dissolved and liquidated.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officer’s Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a) a default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Issuer with the U.S. Trustee or with a Paying Agent prior to the expiration of such period of 30 days); provided that, a valid extension of an interest payment period by the Issuer in accordance with the terms of such Securities shall not constitute a failure to pay interest; or

(b) a default in the payment of the principal of, or premium, if any, on, any Security of that Series when due at its Maturity; or

(c) a default in the deposit of any sinking fund payment, when and as due in respect of any Security of that Series; or

(d) a default, subject to the provisions in Section 4.09, in the performance or breach of any covenant or warranty of the Issuer or a Guarantor in this Indenture for the benefit of such Series of Securities, which default continues uncured for a period of 90 days after there has been given, by registered or certified mail, to the Issuer and the Guarantors by either Trustee (with a copy to the other Trustee) or to the Issuer, the Guarantors and the Trustees by the Holders of at least 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the Issuer or a Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is unable to pay its debts as the same become due; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or a Guarantor in an involuntary case,

(ii) appoints a Custodian of the Issuer or a Guarantor, in each case, for all or substantially all of its property, or

(iii) orders the liquidation of the Issuer or a Guarantor, and, in any such case, the order or decree remains unstayed and in effect for 60 days; or

(g) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of such Guarantee, or a Guarantor denies or disaffirms its obligations under such Guarantee;

(h) if: (i) the Issuer, any Guarantor or any of their respective Principal Subsidiaries defaults (which default has not been waived or cured) under any obligation to repay when due outstanding Debt (other than Non-Recourse Debt and other than in respect of the Securities) in excess of $250,000,000; or (ii) the Issuer, any Guarantor or any of their respective Principal Subsidiaries defaults (which default has not been waived or cured) under any Debt (other than Non-Recourse Debt and other than in respect of the Securities) in excess of $250,000,000 and as a result of such default, the requirement to repay such Debt has been accelerated upon exercise of any right of a creditor or otherwise; and, in the case of (i) or (ii), such default continues uncured for a period of 30 days after there has been given, by registered or certified mail, to the Issuer and the Guarantors by either Trustee (with a copy to the other Trustee) or to the Issuer, the Guarantors and the Trustees by the Holders of at least 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default and stating that such notice is a “Notice of Default” hereunder; or

(i) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, in accordance with Section 2.02(r).

The term “Bankruptcy Law” means title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangements Act (Canada) or other applicable United States or Canadian federal, state or provincial bankruptcy, insolvency, reorganization or other similar law. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in Section 6.01(a), (b), (g) or (h) occurs and is continuing, then, and in each and every such case, except for any Series of Securities the principal of which shall have already become due and payable, either the U.S. Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected Series then outstanding hereunder (each such Series voting as a separate class) by notice in writing to the Issuer and the Guarantors (and to the U.S. Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Series) of all Securities of such Series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

Except as otherwise provided in the terms of any Series of Securities pursuant to Section 2.02, if an Event of Default described in Section 6.01(c), (d) or (i) above occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, either the U.S. Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of all of the Series affected thereby then outstanding hereunder (treated as one class) by notice in writing to the Issuer and the Guarantors (and to the U.S. Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Series) of all of the Securities of such Series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable. If an Event of Default described in Section 6.01(e) or 6.01(f) above occurs and is continuing, then the principal amount of all the Securities then outstanding, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the U.S. Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the U.S. Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of such Series, by written notice to the Issuer, the Guarantors and the U.S. Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer or a Guarantor has paid or deposited with the U.S. Trustee a sum sufficient to pay:

(i) all overdue interest, if any, on all Securities of that Series,

(ii) the principal of any Securities of that Series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(iii) to the extent that payment of such interest is lawful, interest upon any overdue principal and overdue interest at the rate or rates prescribed therefor in such Securities; and

(iv) all sums paid or advanced by the Trustees hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel; and

(b) all Events of Default with respect to Securities of that Series, other than the non-payment of the principal of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustees.

The Issuer and the Guarantors covenant that if

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of principal of any Security when due at the Maturity thereof, or

(c) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

then they will, upon demand of the U.S. Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of each of the Trustees, their agents and counsel.

If the Issuer and the Guarantors fail to pay such amounts forthwith upon such demand, the U.S. Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and the Guarantors or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Issuer, the Guarantors or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, either Trustee may in its discretion proceed to protect and enforce the rights of the Trustees and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04. Trustees May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, a Guarantor or any other obligor upon the Securities or the property of the Issuer, a Guarantor or of such other obligor or their creditors, the Trustees (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the U.S. Trustee shall have made any demand on the Issuer or a Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustees (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the U.S. Trustee and, in the event that the U.S. Trustee shall consent to the making of such payments directly to the Holders, to pay to the U.S. Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the U.S. Trustee, its agents and counsel, and any other amounts due either Trustee under Section 7.08.

Nothing herein contained shall be deemed to authorize the Trustees to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the Guarantee or the rights of any Holder thereof or to authorize the Trustees to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05. Trustees May Enforce Claims without Possession of Securities. All rights of action and claims under this Indenture, the Securities and the Guarantee may be prosecuted and enforced by the Trustees, or either of them, without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by either or both Trustees shall be brought in its or their own name(s) as trustee(s) of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of each of the Trustees and their respective agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.06. Application of Money Collected. Any money or property collected by a. Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustees under Section 7.08; and

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Issuer.

Section 6.07. Limitation on Suits. No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities or the Guarantee or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to a Trustee of an Event of Default and the continuance thereof with respect to the Securities of that Series;

(b) the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to such Trustee security or indemnity satisfactory to such Trustee against the expenses and liabilities to be incurred in compliance with such request;

(d) for 60 days after its receipt of such notice, request and offer of indemnity, such Trustee has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.08. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09. Restoration of Rights and Remedies. If either Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustees and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustees and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustees or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustees or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustees or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustees or by the Holders, as the case may be.

Section 6.12. Control by Holders. The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to either Trustee, or exercising any trust or power conferred on either Trustee, with respect to the Securities of such Series or the Guarantee in respect thereof, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustees may take any other action deemed proper by the Trustees which is not inconsistent with such direction, and

(c) subject to the provisions of Section 6.01, each of the Trustees shall have the right to decline to follow any such direction if such Trustee in good faith shall, by a Responsible Officer of such Trustee, determine that the proceeding so directed would involve such Trustee in personal liability.

Section 6.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against either or both of the Trustees for any action taken, suffered or omitted by it or them as Trustee(s), the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer or a Guarantor, to any suit instituted by either or both Trustees, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE 7

TRUSTEES

Section 7.01. Duties of Trustees.

(a) The duties and responsibilities of the Trustees shall be as provided by the Trust Indenture Legislation.

(b) If an Event of Default has occurred and is continuing, each Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) Except during the continuance of an Event of Default:

(i) the Trustees undertake to perform such duties and only such duties as are specifically set forth in this Indenture and applicable to the respective Trustee and no implied covenants or obligations shall be read into this Indenture against the Trustees; and

(ii) in the absence of bad faith on their part, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustees and conforming to the requirements of this Indenture; however, the Trustees shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(d) No Trustee will be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) a Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that such Trustee was negligent in ascertaining the pertinent facts; and

(iii) a Trustee shall not be liable with respect to any action it takes or omits to take with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series.

(e) Every provision of this Indenture that in any way relates to the Trustees is subject to paragraph (a), (b), (c), (d) or (h) of this Section.

(f) A Trustee shall not be liable for interest on any money received by it except as such Trustee may agree in writing with the Issuer.

(g) Money held in trust by a Trustee need not be segregated from other funds except to the extent required by law.

(h) No provision of this Indenture shall require either of the Trustees to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Legislation.

(j) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to either or both Trustees, any Trustee who fails to receive such notice may conclusively rely on such failure as reason to act as if no such event occurred unless a Responsible Officer of such Trustee has actual knowledge thereof or unless such Trustee has otherwise received written notice thereof.

(k) A Trustee shall not be deemed to have notice or any actual knowledge of any matter, including Defaults or Events of Default, unless written notice thereof is received by a Responsible Officer of such Trustee in accordance with this Indenture and such notice clearly references any one of the Securities, the Guarantee, the Issuer, a Guarantor or this Indenture.

Section 7.02. Rights of Trustees.

(a) A Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. No Trustee need investigate any fact or matter stated in the document.

(b) Before a Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. No Trustee shall be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c) A Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) No Trustee shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) A Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) No Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but a Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(g) No Trustee shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to such Trustee security or indemnity satisfactory to such Trustee against the costs, expenses, losses and liabilities which may be incurred therein or thereby.

(h) The rights, privileges, protections, immunities and benefits given to the Trustees, including, without limitation, their rights to be indemnified, are extended to, and shall be enforceable by, each Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) A Trustee may request that the Issuer or a Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions on its behalf pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate of the Issuer or such Guarantor, as applicable, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The permissive rights of the Trustees enumerated herein shall not be construed as duties.

(k) Delivery of reports, information and documents to the U.S. Trustee under Section 4.02 is for informational purposes only and the U.S. Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantors’ compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on Officer’s Certificates).

(l) Notwithstanding anything in this Indenture to the contrary, neither the Trustees nor any Agent shall be responsible or liable to any person for any indirect, special, punitive or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Trustees or either of them have been informed of the likelihood thereof and regardless of the form of action.

Section 7.03. Individual Rights of Trustees. A Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Guarantors or an Affiliate of the Issuer or a Guarantor with the same rights it would have if it were not a Trustee. Any Agent may do the same with like rights. The Trustees are also subject to Section 7.12 and Section 7.13.

Section 7.04. Trustees’ Disclaimer. No Trustee shall be responsible for, nor does either Trustee make any representation as to, the validity or adequacy of this Indenture, the Securities or the Guarantee, except that each of the Trustees represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder. No Trustee shall be accountable for the Issuer’s use of the proceeds from the Securities, and no Trustee shall be responsible for any statement in the Securities or the Guarantee or in any document issued in connection with the sale of the Securities other than, in the case of the U.S. Trustee, its certificate of authentication. In addition, the U.S. Trustee represents and warrants that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer are true and accurate, subject to the qualifications set forth therein.

Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing hereunder with respect to the Securities of any Series, and a Responsible Officer of the U.S. Trustee has been provided with written notification of such Default or Event of Default (with a copy to the Canadian Trustee), the Trustees shall give each Securityholder of the Securities of that Series notice of such Default or Event of Default as and to the extent provided by the Trust Indenture Legislation. Except in the case of a Default or Event of Default in payment of principal, premium, if any, of or interest on any Security of any Series or in payment of any redemption obligation, the Trustees may withhold the notice if and so long as: (a) they reasonably believe in good faith that withholding the notice is in the best interests of Securityholders of that Series; and (b) they inform the Issuer and Guarantors in writing.

Section 7.06. Reports by U.S. Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2024, and in any event prior to July 15 in each year, the U.S. Trustee shall transmit by mail or by electronic transmission to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of May 15, each year if and to the extent required by TIA § 313(a). The U.S. Trustee shall also comply with TIA § 313(b) and TIA § 313(c).

A copy of each report at the time of its sending to Securityholders of any Series shall be filed with the SEC and each stock exchange (if any) on which the Securities of that Series are listed. The Issuer shall promptly notify the U.S. Trustee when Securities of any Series are listed on any stock exchange and of any delisting thereof.

Section 7.07. Reporting and Withholding. In order to comply with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “FATCA”), the Issuer agrees to use commercially reasonable efforts to provide to the U.S. Trustee upon its reasonable request information in the Issuer’s possession about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the U.S. Trustee can determine whether it has Tax related obligations under FATCA. The Issuer and the U.S. Trustee agree that (i) the U.S. Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA and shall timely remit the full amount withheld or deducted in accordance with FATCA and (ii) the U.S. Trustee shall not have any liability for its withholding or deduction from payment under this Indenture to the extent necessary to comply with the foregoing. The terms of this section shall survive the termination of this Indenture.

Section 7.08. Compensation and Indemnity. Each of the Issuer and the Guarantors agrees, jointly and severally to:

(a) pay to the Trustees from time to time such compensation as the Issuer and the Trustees shall from time to time agree in writing for all services rendered by them hereunder;

(b) reimburse each Trustee upon request for all reasonable and documented expenses incurred or made by it (including costs of collection and the reasonable compensation and expenses, disbursements and advances of such Trustee’s agents, counsel, accountants and experts), in addition to the compensation for its services; and

(c) indemnify the Trustees, their respective officers, directors, employees and agents, and hold each of them harmless, against any and all loss, liability or expense (including reasonable and documented out-of-pocket attorneys’ fees) incurred by or in connection with the offer and sale of the Securities or the administration of this trust and the performance of their duties hereunder.

The Trustees’ compensation shall not be limited by any law on compensation of a trustee of an express trust.

A Trustee shall notify the Issuer and the Guarantors of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Issuer and the Guarantors shall not relieve the Issuer or the Guarantors of their indemnity obligations hereunder except to the extent that the Issuer or a Guarantor is prejudiced thereby.

A Person entitled to indemnity hereunder shall provide reasonable cooperation at the Issuer’s and the Guarantors’ expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors shall pay the fees and expenses of such counsel; provided, however, that neither the Issuer nor any Guarantor shall be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, on the one hand, and such parties, on the other hand, in connection with such defense. Neither the Issuer nor any Guarantor shall be required to pay for any settlement made without its consent, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, neither the Issuer nor any Guarantor shall be required to reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section, the Trustees shall have a lien prior to the Securities of any Series on all money or property held or collected by them other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities of that Series.

The Issuer’s and the Guarantors’ respective payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of either or both Trustees.

When a Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable U.S. or Canadian federal, state or provincial bankruptcy, insolvency or other similar law.

Section 7.09. Conflicting Interests (Canadian Trustee). If the Canadian Trustee has or shall acquire a conflicting interest or material conflict of interest within the meaning of Canadian Trust Indenture Legislation, the Canadian Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Canadian Trust Indenture Legislation and this Indenture. To the extent permitted by Canadian Trust Indenture Legislation, the Canadian Trustee shall not be deemed to have a conflicting interest or material conflict of interest by virtue of being a trustee under this Indenture with respect to Securities of more than one Series. The Canadian Trustee represents and warrants to the Issuer and the Guarantors that it has no conflicting interest or material conflict of interest within the meaning of Canadian Trust Indenture Legislation.

Section 7.10. Replacement of Trustees. Either Trustee may resign with respect to the Securities of one or more Series at any time by so notifying the Issuer and the Guarantors. The Holders of a majority in principal amount of the Securities of any Series may remove either or both Trustees with respect to that Series by so notifying the Trustee or Trustees, as applicable, and may appoint a successor U.S. Trustee and/or Canadian Trustee, as applicable. The Issuer shall remove a Trustee with respect to Securities of one or more Series if:

(a) such Trustee fails to comply with Section 7.12;

(b) such Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of such Trustee or its property; or

(d) such Trustee otherwise becomes incapable of acting.

If the U.S. Trustee or Canadian Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities of any Series and such Securityholders do not reasonably promptly appoint a successor U.S. Trustee or Canadian Trustee, as applicable, or if a vacancy exists in the office of U.S. Trustee or Canadian Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), except as otherwise provided herein, the Issuer shall promptly appoint a successor U.S. Trustee or Canadian Trustee, as applicable (the Trustee in such event being referred to herein as the successor Trustee). For greater certainty, if a Canadian Trustee under this Indenture is no longer required by the Canadian Trust Indenture Legislation, then the Issuer shall, following the resignation or removal thereof, be under no obligation to appoint a successor Canadian Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Issuer and the Guarantors. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the U.S. Trustee or Canadian Trustee, as applicable, with respect to each Series of Securities for which it is acting as U.S. Trustee or Canadian Trustee, as applicable, under this Indenture. The successor Trustee shall send a notice of its succession to each Securityholder of each such Series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.08.

Except as otherwise provided herein, if a successor Trustee with respect to the Securities of any one or more Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

If a Trustee with respect to the Securities of any one or more Series fails to comply with Section 7.12, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

If a Canadian Trustee under this Indenture is no longer required by the Canadian Trust Indenture Legislation, then the Issuer, by a Board Resolution of the Issuer, may remove the Canadian Trustee after giving 30 days’ prior written notice to the Trustees. For the avoidance of doubt, the Canadian Trustee is acting hereunder solely to satisfy the requirements of the Canadian Trust Indenture Legislation and is not acting as Paying Agent, Registrar or transfer agent for the Securities issued.

Notwithstanding the replacement of a Trustee pursuant to this Section, the Issuer’s and the Guarantors’ respective obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

Section 7.11. Successor Trustee by Merger, Etc. Any organization or entity into which either Trustee may be merged or converted or exchanged or with which it may be consolidated, or any organization or entity resulting from any merger, conversion, exchange or consolidation to which such Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of either Trustee, shall be the successor to such Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that in the case of any organization or entity succeeding to all or substantially all of the corporate trust business of a Trustee, such organization or entity shall be qualified under the provisions of Section 7.12 hereof.

In case at the time such successor or successors by merger, conversion, exchange or consolidation to the U.S. Trustee with respect to the Securities of any one or more Series shall succeed to the trusts created by this Indenture any of the Securities of the applicable Series shall have been authenticated but not delivered, any such successor to such U.S. Trustee may adopt the certificate of authentication of any predecessor U.S. Trustee, and deliver such Securities of the applicable Series so authenticated; and in case at that time any of the Securities of such Series shall not have been authenticated, any successor to the U.S. Trustee may authenticate such Securities either in the name of any predecessor U.S. Trustee hereunder or in the name of the successor to the U.S. Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such Series or in this Indenture provided that the certificate of the U.S. Trustee shall have.

Section 7.12. Eligibility; Disqualification. There shall at all times be a U.S. Trustee hereunder with respect to the Securities of each Series, which may be the U.S. Trustee hereunder for Securities of one or more other Series. The U.S. Trustee shall at all times satisfy the requirements of TIA § 310(a). The U.S. Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The U.S. Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. In case at any time the U.S. Trustee shall cease to be eligible in accordance with the provisions of this Section 7.11, such U.S. Trustee shall resign immediately in the manner and with the effect specified in Section 7.09.

For so long as required by the Canadian Trust Indenture Legislation, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and shall be authorized under the laws of Alberta and, if so required, duly registered to carry on the business of a trust company and registered under Section 3 of the Trust and Loan Companies Act (Canada). If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section 7.11, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 7.12.

No obligor of any Securities under this Indenture, Guarantor or Person directly or indirectly controlling, controlled by, or under common control with such obligor or a Guarantor shall serve as Trustee.

Section 7.13. Preferential Collection of Claims Against Issuer and Guarantors. The U.S. Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A U.S. Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

If and when the Canadian Trustee shall be or become a creditor of the Issuer or a Guarantor or any other obligor upon the Securities, the Canadian Trustee shall be subject to the provisions of the Canadian Trust Indenture Legislation regarding the collection of claims against the Issuer, such Guarantor or any such other obligor.

Section 7.14. OFAC Sanctions. Each of the Issuer and the Guarantors, jointly and severally, covenants and represents to the Trustees that (a) neither it nor any of its Subsidiaries, Affiliates, directors or officers are the target or subject of any sanctions enforced by the United States government, (including, The Office of Foreign Assets Control of the United States Treasury Department), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively “Sanctions”); and (b) neither it nor any of its Subsidiaries, Affiliates, directors or officers will use any payments made pursuant to this Indenture or commit any action, or cause a Trustee to commit any action, under this Indenture: (i) to fund or facilitate any activities of or business with any Person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person.

Section 7.15. Third Parties (Canadian Trustee). The Issuer hereby represents to the Canadian Trustee that any account to be opened by, or interest to be held by, the Canadian Trustee in connection with this Indenture, for or to the credit of the Issuer, either: (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case, the Issuer agrees to complete and execute forthwith a declaration in the Canadian Trustee’s prescribed form as to the particulars of such third party.

Section 7.16. Joint Trustees. The rights, powers, duties and obligations conferred and imposed upon the Trustees are conferred and imposed upon and shall be exercised and performed by the U.S. Trustee and the Canadian Trustee individually, as set forth explicitly herein, and no Trustee shall be liable or responsible for the acts or omissions of the other Trustee. Any written notice, request, direction, certificate, instruction, opinion or other document delivered pursuant to any provisions of this Indenture shall be delivered to the U.S. Trustee (with a copy to the Canadian Trustee).

ARTICLE 8

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.01. Satisfaction and Discharge of Indenture. This Indenture, with respect to Securities of any Series (if all Series issued under this Indenture are not to be effected) shall, upon Issuer Order, cease to be of further effect (except as hereinafter provided in this Section 8.01), and the Trustees, at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities of such Series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid or (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 2.05 and 4.08) have been delivered to the U.S. Trustee for cancellation; or

(ii) all such Securities of such Series not theretofore delivered to the U.S. Trustee for cancellation:

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the U.S. Trustee for the giving of notice of redemption by the U.S. Trustee in the name, and at the expense, of the Issuer, or

(D) are deemed paid and discharged pursuant to Section 8.03, as applicable;

and the Issuer, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the U.S. Trustee (or such other entity designated by the Issuer for this purpose) as trust funds in trust an amount of money and/or U.S. Government Obligations or Foreign Government Obligations, or a combination thereof, sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the U.S. Trustee for cancellation, for principal of, premium, if any, and interest on, and any mandatory sinking fund payments to the date of such deposit (in the case of Securities of such Series which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be, provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the U.S. Trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the U.S. Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate of the Issuer delivered to the U.S. Trustee at least two Business Days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption;

(b) the Issuer and the Guarantors have paid or caused to be paid all other sums payable by them hereunder with respect to such Securities and the Guarantee in respect thereof, respectively; and

(c) each of the Issuer and the Guarantors has delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors to the Trustees under Section 7.08, and, if money and/or U.S. Government Obligations or Foreign Government Obligations, or a combination thereof, shall have been deposited with the U.S. Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.04, 2.07, 2.08, 4.08 (last paragraph only), 8.01, 8.02 and 8.05 shall survive.

Section 8.02. Application of Trust Funds; Indemnification.

(a) Subject to the provisions of Section 8.05, all money deposited with the U.S. Trustee (or such other entity designated by the Issuer for this purpose) pursuant to Section 8.01, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the U.S. Trustee (or such other entity designated by the Issuer for this purpose) pursuant to Section 8.03 or 8.04 and all money received by the U.S. Trustee (or such other entity designated by the Issuer for this purpose) in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the U.S. Trustee (or such other entity designated by the Issuer for this purpose) pursuant to Section 8.03 or 8.04, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent) as the U.S. Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the U.S. Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 8.03 or 8.04.

(b) The Issuer and the Guarantors shall pay and shall indemnify the U.S. Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Section 8.03 or 8.04 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c) The U.S. Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Section 8.03 or 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the U.S. Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the U.S. Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

Section 8.03. Legal Defeasance of Securities of any Series. Unless this Section 8.03 is otherwise specified, pursuant to Section 2.02(y), to be inapplicable to Securities of any Series, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of such Series on the date of the deposit referred to in subparagraph (i) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustees, at the expense of the Issuer, shall, upon Issuer Request, execute such instruments reasonably requested by the Issuer acknowledging the same), except as to:

(a) the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (i) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b) the provisions of Sections 2.04, 2.07, 2.08, 8.02, 8.03 and 8.05; and

(c) the rights, powers, trust, indemnities and immunities of the Trustees hereunder; provided that, the following conditions shall have been satisfied:

(i) the Issuer shall have deposited or caused to be deposited irrevocably with the U.S. Trustee (or such other entity designated by the Issuer for this purpose) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the U.S. Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the U.S. Trustee, to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest, if any, on all the Securities of such Series on the dates such installments of interest or principal are due, provided, that with respect to any defeasance in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the U.S. Trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the U.S. Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate of the Issuer delivered to the U.S. Trustee at least two Business Days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption;

(ii) no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(iii) the Issuer shall have delivered to the Trustees an Officer’s Certificate of the Issuer and an Opinion of Counsel from a nationally recognized law firm to the effect that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Securities of such Series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

(iv) the Issuer shall have delivered to the Trustees an Officer’s Certificate of the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section 8.03 have been complied with.

Section 8.04. Covenant Defeasance. Unless this Section 8.04 is otherwise specified pursuant to Section 2.02(y) to be inapplicable to Securities of any Series, on and after the date of the deposit referred to in subparagraph (a) hereof, the Issuer and the Guarantors may omit to comply with any term, provision or condition set forth under Section 4.02, 4.04, 4.05, 4.06 and 5.01 as well as any additional covenants contained in a supplemental indenture hereto for a particular Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.02(y) (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.01) and the occurrence of any event described in clause (f) of Section 6.01 shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

(a) with reference to this Section 8.04, the Issuer has deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c)) with the U.S. Trustee (or such other entity designated by the Issuer for this purpose) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the U.S. Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the U.S. Trustee, to pay principal and interest, if any, on and any mandatory sinking fund in respect of the Securities of such Series on the dates such installments of interest or principal are due, provided, that with respect to any defeasance in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the U.S. Trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the U.S. Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate of the Issuer delivered to the U.S. Trustee at least two Business Days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(c) the Issuer shall have delivered to the Trustees an Opinion of Counsel from a nationally recognized law firm confirming that beneficial owners of the Securities of such Series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(d) the Issuer shall have delivered to the Trustees an Officer’s Certificate of the Issuer and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 8.04 have been complied with.

Section 8.05. Repayment to Issuer. The U.S. Trustee and the Paying Agent shall promptly pay to the Issuer (or its designee) upon Issuer Order any excess moneys or U.S. Government Obligations held by them at any time. The provisions of the last paragraph of Section 4.08 shall apply to any money held by the U.S. Trustee or any Paying Agent that remains unclaimed for two years after the Maturity of any Series or Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 8.03 and 8.04.

ARTICLE 9

AMENDMENTS AND WAIVERS

Section 9.01. Without Consent of Holders. The Issuer, the Guarantors and the Trustees may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:

(a) to convey, transfer, assign, mortgage or pledge to the U.S. Trustee as security for the Securities of one or more Series any property or assets;

(b) to comply with Article 5;

(c) to add to the covenants of the Issuer and/or the Guarantors such further covenants, restrictions, conditions or provisions as the Issuer, the Guarantors and the Trustees shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustees upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such Series to waive such an Event of Default;

(d) to evidence the succession of another Person to the Issuer or a Guarantor, as the case may be, and the assumption by any such successor of the covenants of the Issuer or such Guarantor, as applicable, herein and in the Securities and the Guarantee, as applicable;

(e) add a guarantor or permit any Person to guarantee the obligations under any Series of Securities;

(f) to cure any ambiguity, mistake, defect or inconsistency;

(g) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

(h) to conform to any provision of the “Description of the Notes” section, “Description of Debt Securities” section or other relevant section describing the terms of the Securities of the applicable prospectus, prospectus supplement, offering circular, offering memorandum or other relevant offering document;

(i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(j) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(k) to make any change that does not materially adversely affect the rights of any Securityholder; and

(l) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Section 9.02. With Consent of Holders. The Issuer, the Guarantors and the Trustees may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such waiver by notice to the Trustees (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Issuer or the Guarantors with any provision of this Indenture, the Securities or the Guarantee, as applicable, with respect to such Series.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Issuer shall send to the Holders of Securities affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Issuer to send or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Limitations. Without the consent of each Securityholder affected, an amendment or waiver may not:

(a) extend the final maturity of any Security;

(b) reduce the principal amount thereof, or premium thereon, if any;

(c) reduce the rate or extend the time of payment of interest thereon,

(d) reduce any amount payable on redemption thereof;

(e) make the principal thereof (including any amount in respect of original issue discount), or premium thereon, if any, or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof;

(f) reduce the amount of the principal of a Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.02 or the amount thereof provable in bankruptcy pursuant to Section 6.04;

(g) in the case of Subordinated Securities of any Series, modify any of the Subordination Provisions or the definition of “Senior Debt” (or a similar term) relating to such Series in a manner adverse to the holders of such Subordinated Securities;

(h) alter the provisions of Section 10.18 or 10.19;

(i) impair or affect the right of any Securityholder to institute suit for the payment thereof when due or, if the Securities provide therefor, any right of repayment at the option of the Securityholder;

(j) reduce the aforesaid percentage of Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(k) modify any provision of this Section 9.03.

Section 9.04. Compliance with Trust Indenture Legislation. Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the Trust Indenture Legislation as then in effect.

Section 9.05. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustees receive the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (g) of Section 9.03. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Securityholders after such record date.

Section 9.06. Notation on or Exchange of Securities. The U.S. Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Issuer in exchange for Securities of that Series may issue and the U.S. Trustee shall authenticate upon written request new Securities of that Series that reflect the amendment or waiver. The Guarantors shall cause to be endorsed on any such Security a Guarantee executed by the Guarantors.

Section 9.07. Trustees Protected. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustees shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustees shall sign all supplemental indentures, except that no Trustee need sign any supplemental indenture that adversely affects its rights.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Conflict with Trust Indenture Legislation. This Indenture is subject to the provisions of applicable Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Legislation which is applicable to this Indenture and/or which is required thereunder to be a part of and govern this Indenture, the Trust Indenture Legislation provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Legislation which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 10.02. Notices. Any notice or communication that is required or permitted to be given or served by a Trustee or by the Holders of Securities to or on the Issuer and/or either or both Guarantors (if applicable) is duly given if in writing and delivered in person, mailed by first- class mail or delivered by electronic transmission (until another address of the Issuer and/or a Guarantor is filed by such party with the Trustees):

if to the Issuer:

South Bow Canadian Infrastructure Holdings Ltd.

450-1st ST SW

Calgary, AB

T2P 5H1

Attention: Corporate Secretarial

if to a Guarantor:

450-1st ST SW

Calgary, AB

T2P 5H1

Attention: Corporate Secretarial

Any notice, direction, request or demand by the Issuer, a Guarantor or a Holder of Securities that is required or permitted to be given or served to or upon either or both Trustees is duly given if in writing and delivered in person, mailed by first- class mail or delivered by electronic transmission (until another address of the applicable Trustee is filed by such Trustee with the Issuer):

if to the U.S. Trustee:

The Bank of New York Mellon

240 Greenwich Street, 7th Floor East

New York, New York 10286

Attn: Corporate Trust Administration

if to the Canadian Trustee:

BNY Trust Company of Canada

1 York Street, 6th floor

Toronto, Ontario M5J 0B6

Attn: Corporate Trust Administrator

Email: csmtoronto@bnymellon.com

Any notice or communication to a Securityholder shall be provided by electronic transmission or by first-class mail to its address shown on the register kept by the Registrar. Failure to provide a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is provided or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Issuer or a Guarantor provides a notice or communication to Securityholders, it shall provide a copy to each Trustee and each Agent at the same time.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice by the Issuer or a Guarantor when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustees shall be deemed to be a sufficient giving of such notice.

Notwithstanding anything in this Indenture to the contrary, wherever notice is to be given to Securityholders of Registered Global Securities, it shall be sufficient if such notice is given in accordance with the procedures of the Depositary.

Section 10.03. Electronic Communications. The Trustees shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustees an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustees Instructions using Electronic Means and the Trustees in their discretion elect to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustees cannot determine the identity of the actual sender of such Instructions and that the Trustees shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustees have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustees and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustees shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustees reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustees, including without limitation the risk of the Trustees acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustees and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustees immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this Section 10.03, “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustees, or another method or system specified by the Trustees as available for use in connection with its services hereunder.

Section 10.04. Communication by Holders with Other Holders. The rights of Holders to communicate with other Holders with respect to their rights under this Indenture, the Securities or the Guarantee, and the corresponding rights and obligations of the Trustees, shall be as provided by the Trust Indenture Legislation.

Every Holder of Securities, by receiving and holding any list of Securityholders, agrees with the Issuer, the Guarantors and the Trustees that none of the Issuer, the Guarantors or the Trustees or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Securityholders made pursuant to the Trust Indenture Legislation.

Section 10.05. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or a Guarantor to either Trustee to take or refrain from taking any action under this Indenture, the Issuer or Guarantor, as applicable, shall furnish to such Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

(c) such other certificates and opinions as may be required under the Trust Indenture Legislation, which shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Issuer or such Guarantor, as applicable, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Legislation and any other requirements set forth in this Indenture.

Section 10.06. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, such individual has made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with;

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; and

(e) any other statements as may be required under the Trust Indenture Legislation.

Section 10.07. Rules by Trustees and Agents. The Trustees may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.08. Legal Holidays. Unless otherwise provided by Board Resolution of the Issuer, Officer’s Certificate of the Issuer or supplemental indenture for a particular Series, a “Legal Holiday” is (i) a Saturday, (ii) a Sunday, (iii) a day on which banking institutions in New York City, New York or Calgary, Alberta, are not required by any applicable law or regulation to be open or (iv) a day on which the Corporate Trust Office of a Trustee is closed for business. If a payment date for the payment of principal or interest on any Security falls on a Legal Holiday, such payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 10.09. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or Guarantee, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or a Guarantor or of any successor of any of the foregoing, either directly or through the Issuer or a Guarantor or of any successor of any of the foregoing, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the coupons, if any, appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the coupons, if any, appertaining thereto.

Section 10.10. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Indenture by electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.

No Trustee shall have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustees to comply with the

ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustees) shall be deemed original signatures for all purposes. The Issuer and the Guarantors assume all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustees, including without limitation the risk of either Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.

Section 10.11. Governing Laws; Waiver of Jury Trial. THIS INDENTURE, THE GUARANTEE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5- 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Notwithstanding the foregoing provisions of this Section 10.11, the exercise, performance or discharge by the Canadian Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Nothing in this Section 10.11 shall affect the right of the Trustees or any Holder to serve process in any manner permitted by law or limit the right of the Trustees to bring proceedings against the Issuer or the Guarantors in the courts of any jurisdiction or jurisdictions.

Section 10.12. Consent to Jurisdiction and Service of Process. Each of the Issuer and the Holdco Guarantor submits to the non-exclusive jurisdiction of any New York State or federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Indenture, any Security or the Guarantee. Each of the Issuer and the Holdco Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the Issuer and the Holdco Guarantor agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon such Person and may be enforced in the courts of Canada, or any other courts to the jurisdiction of which such Person is subject, by a suit upon such judgment, provided that service of process is effected upon such Person in the manner specified in the following paragraph or as otherwise permitted by law; provided, however, that neither the Issuer nor the Holdco Guarantor waives, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.

As long as any Securities remain outstanding each of the Issuer and the Holdco Guarantor will at all times have an authorized agent in the Borough of Manhattan, New York City upon whom process may be served in any legal action or proceeding arising out of or relating to the Indenture, the Guarantee or any Security. Service of process upon such an agent and written notice of such service mailed or delivered to the Issuer or the Holdco Guarantor, as applicable, shall to the extent permitted by law, be deemed in every respect effective service of process upon such Person in any such legal action or proceeding. Each of the Issuer and the Holdco Guarantor shall appoint in one or more indentures supplemental hereto, on or prior to the issuance of Securities of any Series, or the Guarantee in respect thereof, an agent for such purpose with respect to such Series, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at the address provided, or at such other address or to such other agent in the Borough of Manhattan, New York City as the Issuer or the Holdco Guarantor, as applicable, may designate in a written notice to the U.S. Trustee.

Each of the Issuer and the Holdco Guarantor hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon its agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its principal office at 450 1 St S.W., Calgary, Alberta, Canada, T2P 5H1, Attention: General Counsel, or to any other address of which the Issuer or the Holdco Guarantor, as applicable, shall have given written notice to the U.S. Trustee. Each of the Issuer and the Holdco Guarantor irrevocably waives, to the fullest extent permitted by law, all claim or error by reason of any such service, but does not waive any right to assert lack of subject matter jurisdiction, and agrees that such service (i) shall be deemed in every respect effective service of process upon such Person in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Person.

Nothing in this Section 10.12 shall affect the right of the Trustees or any Holder to serve process in any manner permitted by law or limit the right of the Trustees to bring proceedings against the Issuer or the Holdco Guarantor in the courts of any jurisdiction or jurisdictions.

Section 10.13. No Security Interest Created. Unless expressly provided for in one or more supplemental indentures entered into pursuant to the terms of this Indenture, nothing in this Indenture, the Securities or the Guarantee shall be construed to constitute a security interest under the Uniform Commercial Code, Personal Property Security Act or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Issuer or the Guarantors is or may be located.

Section 10.14. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer, a Guarantor or a Subsidiary thereof. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.15. Successors. All agreements of the Issuer, the Guarantors and the Trustees in this Indenture, the Guarantee and the Securities, as applicable, shall bind their respective successors.

Section 10.16. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.17. Table of Contents, Headings, Etc. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.18. Securities in a Foreign Currency. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.02 with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 10.18, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New

York. If such Market Exchange Rate is not available for any reason with respect to such currency, the U.S. Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the U.S. Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer, the Guarantors and all Holders.

Section 10.19. Judgment Currency. Each of the Issuer and the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the U.S. Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the U.S. Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 10.20. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or Trustees, as applicable, and, where it is hereby expressly required, to the Issuer and/or the Guarantors. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 and 7.02) conclusive in favor of the Trustees, the Issuer and the Guarantors, if made in the manner provided in this Section 10.20.

(b) Subject to Section 7.01 and 7.02, the execution of any instrument by a Securityholder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustees or in such manner as shall be satisfactory to the Trustees. The holding of Registered Securities shall be proved by the Security register or by a certificate of the registrar thereof.

(c) The Issuer, the Guarantors, the Trustees and any agent of the Issuer, a Guarantor or a Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and none of the Issuer, the Guarantors or the Trustees nor any Agent of any of the foregoing shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, a Guarantor or a Trustee or any Agent of any of the foregoing from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Registered Global Security.

(d) At any time prior to (but not after) the evidencing to the Trustee or Trustees, as applicable, as provided in this Section 10.20, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office(s) of the Trustee or Trustees, as applicable, and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Guarantors, the Trustees and the Holders of all the Securities affected by such action.

Section 10.21. Force Majeure. In no event shall either Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, pandemics or epidemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustees and such Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 11

SINKING FUNDS

Section 11.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.02. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

Section 11.02. Satisfaction of Sinking Fund Payments with Securities. The Issuer may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (a) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (b) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Issuer pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the U.S. Trustee, together with an Officer’s Certificate of the Issuer with respect thereto, not later than 15 days prior to the date on which the U.S. Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the U.S. Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.02, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the U.S. Trustee need not call Securities of such Series for redemption, except upon receipt of an Issuer Order that such action be taken, and such cash payment shall be held by the U.S. Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the U.S. Trustee or such Paying Agent shall from time to time upon receipt of an Issuer Order pay over and deliver to the Issuer any cash payment so being held by the U.S. Trustee or such Paying Agent upon delivery by the Issuer to the U.S. Trustee of Securities of that Series purchased by the Issuer having an unpaid principal amount equal to the cash payment required to be released to the Issuer.

Section 11.03. Redemption of Securities for Sinking Fund. Not less than 45 days (unless otherwise indicated in the Board Resolution of the Issuer, supplemental indenture hereto or Officer’s Certificate of the Issuer in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Issuer will deliver to the U.S. Trustee an Officer’s Certificate of the Issuer specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Issuer shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution of the Issuer, Officer’s Certificate of the Issuer or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the U.S. Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 3.03.

Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.04, 3.05 and 3.06.

ARTICLE 12

GUARANTEES

Section 12.01. Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, on a junior unsecured basis, to each Holder and to the Trustees and their successors and assigns the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor shall remain bound under this Article 12 notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or either Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or either Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or either Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 12.06, any change in the ownership of a Guarantor.

Section 12.02. Limitation on Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of each such Guarantor (a) not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to any such Guarantee and (b) not result in a distribution to shareholders not permitted under the applicable foreign or state law. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 12.03. Successors and Assigns. This Article shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustees and the Holders and, in the event of any transfer or assignment of rights by any Holder or either Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 12.04. No Waiver. Neither a failure nor a delay on the part of either Trustee or the Holders in exercising any right, power or privilege under this Article shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the affected Guarantors and the Trustees and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which any of them may have under this Article at law, in equity, by statute or otherwise.

Section 12.05. Modification. Subject to Article 9, no modification, amendment or waiver of any provision of this Article, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor and each Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantors in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 12.06. Release of Sister Guarantor. The Guarantor Party shall be released from its obligations under this Article (other than any obligation that may have arisen previously under Section 12.07): (a) upon defeasance of the Securities pursuant to Article 8, (b) upon the full satisfaction of the Issuer’s obligations under this Indenture or (c) upon the sale or other disposition (including by way of consolidation or merger) of the Guarantor Party, following which the Guarantor Party is no longer a direct or indirect Subsidiary of any Person of which the Issuer is a direct or indirect Subsidiary. At the request of the Issuer, the Trustees shall execute and deliver an appropriate instrument evidencing such release.

Section 12.07. Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with generally accepted accounting principles.

Section 12.08. Execution and Delivery of Notation of Guarantee.

To further evidence the Guarantee, each Guarantor hereby agrees that a notation of the Guarantee may be endorsed on each Security authenticated and delivered by the U.S. Trustee and that such notation shall be executed by either manual or electronic signature by any director or officer of such Guarantor. Each Guarantor hereby agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

If any officer or director of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the U.S. Trustee authenticates such Security or at any time thereafter, the Guarantee by such Guarantor shall be valid nevertheless.

The delivery of any Security by the U.S. Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ISSUER

South Bow Canadian Infrastructure Holdings Ltd.

By:	/s/ Kevin Engel
Name: Kevin Engel
Title: Vice-President, Corporate Finance

[Signature Page to Indenture]

GUARANTOR PARTY 6297782 LLC

By:	/s/ Lori M. Muratta
Name: Lori M. Muratta
Title: Vice-President

[Signature Page to Indenture]

HOLDCO GUARANTOR 15142083 Canada Ltd.

By:	/s/ Kevin Engel
Name: Kevin Engel
Title: Vice-President, Corporate Finance

[Signature Page to Indenture]

The Bank of New York Mellon,
U.S. Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

[Signature Page to Indenture]

BNY Trust Company of Canada,
Canadian Trustee

By:	/s/ Farhan Mir
Name: Farhan Mir
Title: Vice President

[Signature Page to Indenture]